Exhibit 10.17 - Agreement between us and Palisades Financial Ltd.


                    CONTRACT FOR INVESTMENT BANKING SERVICES


        THIS CONTRACT FOR INVESTMENT BANKING SERVICES AGREEMENT ("Agreement") is made and entered into on this twenty eighth day of January, 2000, by and between Power Direct, Inc., a Delaware corporation ("Client") and Palisades Financial Ltd., a British Columbia corporation ("Contractor").


                                    RECITALS

A. Client is in the business of advertising and selling products over the computer global information network ("Internet").

B. Client and Contractor desire to enter into a relationship whereby Contractor will provide essential information and contacts for the Client.



                                   ARTICLE I
                                TERM OF CONTRACT

1.1  TERM OF CONTRACT.

        The term of this Agreement shall be five (5) years from the date set forth above, unlessterminated earlier.



                                   ARTICLE II
                     SERVICES TO BE PERFORMED BY CONTRACTOR

SPECIFIC SERVICES.

        Contractor agrees to use his or her best efforts to provide essential information and solicit contacts with individuals and/or companies interested in providing financial services to the Client.

2.2.    METHODS OF PERFORMING SERVICES.

        Contractor shall determine the method, details, and means of performing the services described in Section 2.1 of this Agreement.

2.3     STATUS OF CONTRACTOR.

        Contractor is not an employee of Client for any purpose whatsoever, but is an independent contractor. Client is interested only in the results obtained by Contractor, who shall have the sole control of the manner and means of performing under this Agreement. Client shall not have the right to require Contractor to do anything which would jeopardize the relationship of independent contractor between Contractor and Client. All expenses and disbursements, including, but not limited to, those for travel and maintenance, entertainment, office, clerical, and general expenses, that may be incurred by Contractor in connection with this Agreement shall be borne wholly and completely by Contractor, and Client shall not be responsible or liable therefore. Contractor does not have, nor shall it hold itself out as having, any right, power or authority to create any contractor obligation, either express or implied, on behalf of, in the name of,or obligating Client, or to pledge Client's credit, or to extend creditin Client's name unless Client shall consent thereto in advance in writing. Client shall have the right to appoint or otherwise designatesuitable representatives (herein collectively referred to as "Contractor's Representatives"). Contractor shall be solely responsible for Contractor's representatives and their acts. Contractor's Representatives shall be at Contractor's own risk, expense, and supervision, and Contractor's Representatives shall not have any claim against Client for salaries, commissions, items of cost, or other form of compensation or reimbursement, and Contractor represents, warrants, and covenants that Contractor's Representatives shall be subordinate to Contractor and subject to each and all of the terms, provisions and conditions applying to Contractor hereunder. Contractor agrees he or she isnot entitled to the rights or benefits afforded to Client's employees,including disability or unemployment insurance, workers' compensation, medical insurance, sick leave, or any other employment benefit.Contractor is responsible for providing, at his or her own expense, disability, unemployment, and other insurance, workers' compensation, training, permits and licenses for himself or herself and for his or her employees and subcontractors.

2.4     PAYMENT OF INCOME TAXES.

        Contractor is responsible for paying when due all income taxes, including estimatedtaxes, incurred as a result of the compensation paid by Client to Contractor for services under this Agreement. On request, Contractor will provide Client with proof of timely payment. Contractor agrees to indemnifyClient for any claims, costs, losses, fees, penalties, interest, or damages suffered by Client resulting from Contractor's failure to comply with this provision.

2.5     USE OF EMPLOYEES ORSUBCONTRACTORS.

        Contractor may, at Contractor's own expense, use any employees or subcontractors as Contractor deems necessary to perform the services required of Contractor by this Agreement. Client may not control, direct or superviseContractor's employees or subcontractors in the performance of those services.


                                  ARTICLE III
                                  COMPENSATION

3.1     COMPENSATION.

        Three hundred fiftythousand (350,000) shares of the Client's US$0.0001 par value common stock with Rule 144 restrictions.

PAYMENT OF EXPENSES.

        Contractor will be responsible for all expenses incurred in performing services under this Agreement.



                                   ARTICLE IV
                           OBLIGATIONS OF CONTRACTOR

4.1     MINIMUM AMOUNT OF SERVICE.

        Contractor agrees to devote a minimum of one hundred (100) hours per month to performingthe above-described services.

4.2     NON-EXCLUSIVE RELATIONSHIP.

        Contractor may represent, perform services for, and contract with as many additional clients, persons, or companies as Contractor, in his or her sole discretion, sees fit.

4.3     TIME AND PLACE OF PERFORMING WORK.

        Contractor may perform the services under this Agreement at any suitable time and location he or she chooses.

4.4     WEB SITE INFORMATION.

        Client will supply to Contractor, without cost, from time to time, reasonable quantities of information and literature on the Web Site and related activities which Agent, in its sole discretion, determines would be helpful to Contractor to perform the services under this Agreement.

4.5     WORKERS' COMPENSATION.

        Contractor agrees to provide workers' compensation insurance for Contractor's employees and agents and agrees to hold harmless and indemnify Client for any and all claims arising out of any injury, disability or deathof any Contractor's employees or agents.

4.6     CONTRACTOR'S QUALIFICATIONS.

        Contractor represents that he or she has the qualifications and skills necessary to perform the services under this Agreement in a competent, professional manner, without the advice or direction of Client. This means Contractor isable to fulfill the requirements of this Agreement. Failure to perform all the services required under this Agreement constitutes a material breach of the Agreement. Contractor has complete and sole discretionfor the manner in which the work under this Agreement will be performed.



                                   ARTICLE V
                             OBLIGATIONS OF CLIENT

5.1     COOPERATION OF CLIENT.

        Client agrees to comply with all reasonable requests of Contractor and provide access to all documents reasonably necessary to the performance of Contractor's duties under this Agreement.

PLACE OF WORK.

        Contractor agrees that Client is not responsible for furnishing space on Client's premises for use by Contractor while performing the services under this Agreement.

                                   ARTICLE VI
                            TERMINATION OF AGREEMENT

6.1     EXPIRATION OF AGREEMENT.

        Unless otherwise terminated as provided in this Agreement, this Agreement will continue in effect for a period of five (5) years and shall then terminate unless renewed in writing by both parties.

6.2     TERMINATION ON NOTICE.

        Notwithstanding anyother provision of this Agreement, either party may terminate this Agreement atany time by giving thirty (30) days written notice to the other party. Unlessotherwise terminated as provided in this Agreement, this Agreement will continue in force for a period of five (5) years.

6.3     TERMINATION ON OCCURRENCE OF STATED EVENTS.

        This Agreement will terminate automatically on the occurrence of any of the following events:

        (a)     Bankruptcy or insolvency of either party;

        (b)     Sale of the business of either party;

        (c)     Death of Contractor; and/or

        (d) Assignment of this Agreement by either party without the consent of the other party.

6.4     TERMINATION FOR DEFAULT.

        If either party defaults in the performance of this Agreement or materially breaches any of its provisions, the non-breaching party may terminate this Agreement by giving at least thirty (30) days written notification to the breaching party. Termination will take effect immediately on receipt of notice by the breaching party or five (5) days after mailing notice, whichever occurs first. For the purposes of this Section 6.4, material breach of this Agreement includes, but is not limited to, the following:

        (a) Client's failure to pay Contractor any compensation due within forty-five (45) days after written demand for payment.

        (b)     Contractor's failure to complete the services specified in
                Section 2.1 of this Agreement.

        (c) Contractor's material breach of any warranty, representation or agreement contained in this Agreement.



                                  ARTICLE VII
                   NON-DISCLOSURE OF PROPRIETARY INFORMATION;
                     NON-COMPETITION AND NON-CIRCUMVENTION

7.1     NEW DEVELOPMENTS.

        Contractor agrees that all designs, plans, reports, specifications, drawings, inventions, processes, and other information or items produced by Contractor while performing services under this Agreement will be assigned to Client as the sole and exclusive property of Client and Client's assigns, nominees and successors, as will any copyrights, patents or trademarks obtained by Contractor while performing services under this Agreement. On request and at Client's expense, Contractor agrees to help Client obtain patents and copyrights for any new developments. This includes providing data, plans, specifications, descriptions, documentation , and other information, as well as assisting Client in completing any required application or registration.

7.2     NON-DISCLOSURE OF PROPRIETARY AND CONFIDENTIAL INFORMATION BY
        CONTRACTOR.

        In consideration and recognition of the fact that during the term of this Agreement, Contractor may have access to Proprietary Information (as used in this Article VII "Proprietary Information" shall mean and include, without limitation, any and all marketing and sales data, plans and strategies, financial projections, Client lists, prospective Client lists, promotional ideas, data concerning Client's services, designs, methods, inventions, improvements, discoveries, designs whether or not patentable, "know-how", training and sales techniques, and any other information of a similar nature disclosed to Contractor or otherwise made known to Contractor as a consequence of or through this Agreement during the term hereof. The term Proprietary Information shall not include any information that (i) at the time of the disclosure or thereafter is or becomes generally available to and known by the public, other than as a result of a disclosure by Contractor or any agent or representative of Contractor in violation of this Agreement, or (ii) was available to Contractor on a non-confidential basis from a source other than Client, or any of Client's officers, directors, employees, agents or other representatives) or other information and data of a secret and proprietary nature which Client desires to keep confidential, and that Client has furnished, or during the term will furnish such information to Contractor, Contractor agrees and acknowledges (as used in this Article VII, Contractor shall mean and include, Contractor and any subsidiaries, affiliates, related entities, officers, agents, shareholders, partners, principals and/or employees) that Client has exclusive proprietary rights to all Proprietary Information, and Contractor hereby assigns to Client all rights that he or she might otherwise possess in any Proprietary Information. Except as required in the performance of Contractor's duties to Client, Contractor will not at any time during or after the term hereof, directly or indirectly use, communicate, disclose, disseminate, lecture upon, publish articles or otherwise put in the public domain, any Proprietary Information relating to Client or Client's services, products or business. Contractor agrees to deliver to Client any and all copies of Proprietary Information in the possession or control of Contractor upon the expiration or termination of this Agreement, or at any other time upon request by Client. The provisions of this section shall survive the termination of this Agreement.

7.3     NON-COMPETITION AND NON-CIRCUMVENTION BY CONTRACTOR.

        In consideration and recognition of the fact that Contractor has access to Proprietary Information under the terms and provisions of this Agreement and that Client will be introducing Contractor to various product manufacturers, retailers and distributors, Contractor represents, warrants and covenants to Client as follows:

        (a) Contractor shall at no time disclose to any person, without Client's prior written consent, any of the terms, conditions or provisions specified in this Agreement unless such disclosure is lawfully required by any federal governmental agency or is otherwise required to be disclosed by law or is necessary in any legal proceeding regarding the subject matter of this Agreement.

        (b) During the term of this Agreement, Contractor shall not circumvent Client for the purpose of transacting any business with any person or entity which business shall interfere with any relationship whatsoever between such person or entity and Client, or use any Proprietary Information to compete with the business of Client. Contractor shall not solicit any of Client's employees, independent contractors or agents for employment. Contractor shall not hire or engage in any way, any enterprise or person that competes with, or is engaged in a business substantially similar to, the business of Client.

        (c) Contractor shall not for a period of two (2) years immediately following the termination of this Agreement with Client, either directly or indirectly (i) make known to any person, firm or corporation the names or addresses of any of Client's clients or any other information pertaining to them or Client's products or services; (ii) call on, solicit, or take away, or attempt to call on, solicit or take away any of Client's clients either on Contractor's behalf or that of another person, firm or corporation.

        (d) Contractor shall not, during the term hereof or for a period of two (2) years following such term, enter into an agreement or contract directly with any manufacturer, retailer or distributor introduced to Contractor by Client for any services provided by Client herein or for any similar services.

        (e) Contractor acknowledges and agrees that the representations, warranties and covenants made by Contractor and set forth in this section are material and that Client would not enter into this Agreement without Contractor's making such representations, warranties and covenants to Client.

        (f) Contractor acknowledges and agrees that any breach by Contractor of the representations, warranties and covenants contained herein will cause irreparable harm and loss to Client, which harm and loss cannot be reasonably or adequately compensated in damages in an action at law. Therefore, Contractor expressly agrees that, in addition to any other rights or remedies which Client may possess, Client shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of the representations, warranties and covenants made by Contractor herein.

        (g) The terms and provisions of this section shall survive the termination of this Agreement for a period of two (2) years.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

8.1     NOTICES.

        Unless otherwise provided in this Agreement, any notice required or permitted by this Agreement to be given to either party shall be deemed to have been duly given if in writing and delivered personally or mailed by first-class, registered or certified mail, postage prepaid and addressed as follows:

        If to Contractor:               Palisades Financial Ltd.
                                        1288 Alberni Street, Suite 806
                                        Vancouver, British Columbia
                                        Canada V6E 4N5

        If to Client:                   Power Direct, Inc.
                                        1239 West Georgia Street, Suite 3004
                                        Vancouver, British Columbia
                                        Canada V6E 4R8

8.2     ASSIGNMENT OF CONTRACT.

        Contractor shall not assign or otherwise transfer its rights under this Agreement, without the prior written consent of Client. Any attempt to make such an assignment without Client's consent shall be void. Client's consent shall not be reasonably withheld.

8.3     AMENDMENTS.

        Contractor and Client agree that this Agreement shall be modified only by a written agreement duly executed by persons authorized to execute agreements on their behalf.

8.4     NONWAIVER.

        Contractor and Client agree that no failure to exercise, and no delay in exercising any right, power, or privilege hereunder on the part of either party shall operate as a waiver of any right, power or privilege. Contractor and Client further agree that no single or partial exercise of any right, power, or privilege hereunder shall preclude its further exercise.

8.5     PAYMENT OF MONIES DUE DECEASED CONTRACTOR.

        If Contractor dies before completing the services under this Agreement, any monies due Contractor from Client under this Agreement as of the date of death will be paid to Contractor's executors, administrators, heirs, personal representatives, successors and assigns.

8.6     ATTORNEYS' FEES.

        If any legal or equitable action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

8.7     SEVERABILITY.

        If any part of this Agreement is adjudged by any court of competent jurisdiction to be invalid, that judgment shall not affect or nullify the remainder of this Agreement, and the effect shall be confined to the part immediately involved in the controversy adjudged.

8.8     GOVERNING LAW.

        This Agreement shall be deemed to have been made in, and shall be construed pursuant to, the laws of the State of Delaware.

8.9     ENTIRE AGREEMENT.

        Client and Contractor acknowledge and agree that this Agreement including the Exhibits attached hereto, is the complete and exclusive statement of the mutual understanding of the parties and that it supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

8.10    INDEMNIFICATION.

        Contractor shall save Client and its agents, officers, directors, shareholders, employees, attorneys, successors, predecessors, parent and subsidiary corporations, affiliates, accountants, representatives, contractors, and assigns and all persons acting by, through, under or in concert with any of them, harmless from and against and shall indemnify Client and its agents, officers, directors, shareholders, employees, attorneys, successors, predecessors, parent and subsidiary corporations, affiliates, accountants, representatives, contractors, and assigns and all persons acting by, through, under or in concert with any of them, for any liability, loss, costs, expenses, or damages howsoever caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to property by reason of any act, neglect, default or omission of Contractor or any of Contractor's agents, employees, or other representatives, and Contractor shall pay all amounts to be paid or discharged in case of an action or any such damages or injuries. If Client or its agents, officers, directors, shareholders, employees, attorneys, successors, predecessors, parent and subsidiary corporations, affiliates, accountants, representatives, contractors, and assigns and all persons acting by, through, under or in concert with any of them, is sued in any court for damages by reason of any of the acts of Contractor, Contractor or such other party shall defend the resulting action (or cause same to be defended) at Contractor's expense and shall pay and discharge any judgment that may be rendered in any such action; if Contractor fails or neglects to so defend in such action, Client may defend such action and any expenses, including reasonable attorneys' fees, which Client may pay or incur in defending such action and the amount of any judgment which Client may be required to pay shall be promptly reimbursed by Contractor upon demand by Client.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed on the date first written above.

CONTRACTOR                                      CLIENT

Palisades Financial Ltd.                        Power Direct, Inc.,
a British Columbia corporation                  a Delaware corporation


By: /s/ May Joan Liu                            By: /s/ Jack Sha
        ------------                                    -----------
        May Joan Liu                                    Jack Sha
Its:    President                               Its:    President


By: /s/ Ferdinand Marehard
        ------------------
        Marehard
Its:    Secretary